EXHIBIT 2.1

                             CERTIFICATE OF MERGER
            OF GK INTELLIGENT SYSTEMS, INC. (a Delaware corporation)
             AND GK INTELLIGENT SYSTEMS, INC. (a Texas corporation)

                                       I.

        The name and state of incorporation of each of the constituent corporations are GK INTELLIGENT SYSTEMS, INC., a Delaware corporation, and GK INTELLIGENT SYSTEMS, INC., a Texas corporation.

                                      II.

        An agreement of merger has been approved, adopted, certified, executed, and acknowledged by each of the constituent corporations in accordance with section 252 of the General Corporation Laws of Delaware.

                                      III.

        The name of the surviving corporation is GK INTELLIGENT SYSTEMS, INC.

                                      IV.

        The certificate of incorporation of the surviving corporation shall be the certificate of incorporation of GK INTELLIGENT SYSTEMS, INC. (the Delaware Corporation).

                                       V.

        The executed agreement of merger is on file at the principal place of business of GK INTELLIGENT SYSTEMS, INC. which is 5555 San Felipe Road, Suite 625, Houston, Texas 77056.

                                      VI.

        A copy of the agreement of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

                                      VII.

        The authorized capital stock of each constituent corporation which is not a corporation of this state is as follows:
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        GK INTELLIGENT SYSTEMS, INC. (Texas corporation) - 10,000,000 authorized shares of common stock having $.001 par value, with 9,000,000 shares issued and outstanding.

                                     VIII.

        The secretary of the surviving corporation has certified in the agreement of merger that the agreement has been adopted pursuant to subsection 251(f) of the General Corporation Laws of Delaware and has been adopted by consent of the shareholders holding the majority of the shares of stock of such corporation entitled to vote on the agreement of merger approved by the board of directors of the surviving corporation.

                                             GK INTELLIGENT SYSTEMS, INC.
                                             (Texas corporation)

                                             By: __________________________
                                                 Gary F. Kimmons, President
                                                 and Sole Director

                                             GK INTELLIGENT SYSTEMS, INC.
                                             (Surviving Corporation)

                                             By: __________________________
                                                 Gary F. Kimmons, President
                                                 and Sole Director

                                             CERTIFIED AND ATTESTED BY:

                                             ______________________________
                                             Kathryn Kimmons, Secretary of
                                             Surviving Corporation, GK
                                             INTELLIGENT SYSTEMS, INC.
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STATE OF TEXAS        ss.

COUNTY OF HARRIS      ss.

     The undersigned notary public does hereby certify that on this ____ day of _________________, 1997, personally appeared before me Gary F. Kimmons, who, being by me first duly sworn, declared and acknowledged that he is the duly authorized agent of GK Intelligent Systems, Inc., a Texas corporation, that he signed the foregoing document as President and Sole Director of the corporation, and that the statements therein contained are true.

                                                       ________________________
                                                       Notary Public in and for
                                                       the State of Texas



STATE OF TEXAS        ss.

COUNTY OF HARRIS      ss.

     The undersigned notary public does hereby certify that on this ____ day of _________________, 1997, personally appeared before me Gary F. Kimmons, who, being by me first duly sworn, declared and acknowledged that he is the duly authorized agent of GK INTELLIGENT SYSTEMS, INC., the surviving corporation, that he signed the foregoing document as President and Sole Director of the corporation, and that the statements therein contained are true.

                                                       ________________________
                                                       Notary Public in and for
                                                       the State of Texas


STATE OF TEXAS        ss.

COUNTY OF HARRIS      ss.

     The undersigned notary public does hereby certify that on this ____ day of _________________, 1997, personally appeared before me Kathryn Kimmons, who, being by me first duly sworn, declared and
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acknowledged that she signed the foregoing document as Secretary of the surviving corporation, GK INTELLIGENT SYSTEMS, INC., and that the statements therein contained are true.

                                                       ________________________
                                                       Notary Public in and for
                                                       the State of Texas